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                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated November 7, 1997, except as to Note G as to which the date is December 15, 1997, relating to the financial statements of Interlink Telecommunications, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Smith & Howard, P.C.



SMITH & HOWARD, P.C.
Atlanta, Georgia
June 23, 1998